EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-32166, 333-69848, 333-64900 and 333-107067 of Anthracite Capital, Inc. on
Form S-3, of our reports dated March 14, 2006, appearing in this Annual Report on Form 10-K of Anthracite Capital, Inc. for the year ended December 31, 2006.


/s/ Deloitte & Touche LLP

New York, New York
March 14, 2007